UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 31, 2006

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)
One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices)          (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On November 1, 2006, we entered into an amendment to the employment agreement with Mr. Furman, our President and Chief Executive Officer. The amendment provides that, notwithstanding any other provision of the employment agreement to the contrary, The Greenbrier Companies, Inc. (the “Company”) shall not pay Mr. Furman any portion of the cash bonus otherwise payable under the terms of the employment agreement that, when combined with other “applicable employee remuneration” as defined in Section 162(m) of the Internal Revenue Code, causes the total amount of such remuneration to exceed $1 million for the Company’s taxable year, unless the performance goals which must be attained in order for the cash bonus to be or become payable have been disclosed to and approved by the shareholders of the Company prior to the payment of the cash bonus, in accordance with Section 162(m) and Treasury Regulations promulgated thereunder.
          The above description of the terms of the amendment to the employment agreement is qualified in its entirety by the actual language of the Amendment to Employment Agreement (the “Amendment”), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”). The above description shall not be construed as an admission of materiality of the Amendment or any provision thereof.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
          (d) At its meeting on October 31, 2006, the Board of Directors of the Company elected Mr. Graeme Jack to its Board, effective immediately. Mr. Jack has been assigned to serve on the Audit Committee of the Board of Directors.
     Attached as Exhibit 99.1 and incorporated by reference herein is a copy of the Company’s press release regarding the election of Mr. Jack to the Board of Directors.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          (a) On October 31, 2006, the Board approved an amendment to the Company’s Bylaws in order to increase the size of the Board from eight directors to nine directors.
          A copy of the Amendment to the Bylaws of The Greenbrier Companies, Inc. is attached as Exhibit 3.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:
3.1	Amendment to the Bylaws of the Greenbrier Companies, Inc., dated October 31, 2006.

10.1	Amendment to Employment Agreement between the Company and Mr. William A. Furman dated November 1, 2006.

99.1	Press Release dated November 6, 2006 entitled “Greenbrier elects Graeme Jack to Board of Directors.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: November 6, 2006	By:	/s/ Joseph K. Wilsted
Joseph K. Wilsted
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting
Officer)